UNITED STATES
securities and exchange commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

CHINA RECYCLING ENERGY CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Nevada	000-12536	90-0093373

(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shan Xi Province

China 710068
(Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 16, 2014, each of Mr. Julian Ha and Mr. Timothy Driscoll notified the Board of Directors of China Recycling Energy Corporation, a Nevada corporation (the “Company”), of his respective decision not to stand for re-election to the Board of Directors at the Company’s 2014 Annual Meeting of Stockholders. Each of Mr. Ha and Mr. Driscoll advised the Company that his decision not to stand for re-election was not due to any disagreement with the Company, its management or its other directors. Mr. Ha, who has served on the Company’s Board of Directors since October 30, 2009, will continue to serve as a director until the Company’s 2014 Annual Meeting of Shareholders, which is expected to be held on June 19, 2014. Likewise, Mr. Driscoll, who has served on the Company’s Board of Directors since October 30, 2009, will continue to serve as a director until the Company’s 2014 Annual Meeting of Shareholders, which is expected to be held on June 19, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation
(Registrant)
Dated: April 22, 2014	/s/ David Chong
David Chong Chief Financial Officer and Secretary